Exhibit 10.13

Limited Amendment Letter Agreement

Reference is hereby made to that certain Securities Purchase Agreement (the “Agreement”), dated as of August 20, 2025, by and among Denali Capital Acquisition Corp., a Cayman Islands exempted company (“Denali”), Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Semnur”), and the investor listed on the Schedule of Buyers attached thereto (the “Buyer”). Semnur and Buyer shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used herein but not defined have the meanings given to them in the Agreement.

WHEREAS, Section 1(b) of the Agreement provides that the Closing Date shall be the date of the closing of the Business Combination;

WHEREAS, Section 9(e) of the Agreement provides that no provision thereof may be amended other than by an instrument in writing signed by the party against whom enforcement is sought; and

WHEREAS, the Parties desire to defer the consummation of the transactions contemplated by the Agreement to a later date to be determined by the Parties.

NOW THEREFORE, in consideration of the mutual promises and covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. The Parties hereby amend and restate Section 1(b) of the agreement in its entirety to read as follows:

“Closing. Unless this Agreement is terminated pursuant to Section 8 hereof (or otherwise by mutual agreement of the Parties), the Closing will take place at 10:00 a.m. Pacific Time on a date to be specified by the parties hereto (the “Closing Date”), which date shall be no later than the 14th business day following the closing of the Business Combination), subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, remotely by electronic transfer of Closing documentation.”

2. Buyer acknowledges and agrees that Denali shall have no obligation to cause any shares of New Semnur Common Stock to be issued to the Buyers until the Closing Date.

3. The Parties acknowledge and agree that Buyer shall have no obligation to deposit the payment for such shares of New Semnur Common Stock to be deposited into an account specified by New Semnur until such Closing Date.

4. Except to the extent expressly set forth herein, (a) no provision of the Agreement is, or shall be deemed to be, waived, amended, modified or supplemented hereby and (b) the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this waiver as of September 22, 2025.

JW CAPITAL SECURITIES LIMITED

By:	/s/ Liu Ying
Name: Liu Ying
Title: Director

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name: Lei Huang
Title: Chief Executive Officer

[Signature Page to Limited Amendment Letter Agreement]